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                                                                    EXHIBIT 99.1
                                                Contact:   Kmart Media Relations
                                                           (248) 463-1021



                     KMART TO SELL UP TO 54 STORES TO SEARS
                      FOR A MAXIMUM OF $621 MILLION IN CASH


TROY, Michigan, June 30, 2004 -- Kmart Corporation, a wholly-owned subsidiary of Kmart Holding Corporation (NASDAQ: KMRT), announced today that it has signed a definitive agreement with Sears, Roebuck and Co. (NYSE: S), to sell up to 54 of its stores for a maximum purchase price of $621 million in cash. The exact number of stores, locations, and total purchase amount will be determined based upon the satisfaction of certain conditions which are to occur within 60 days for the majority of the stores and 75 days for the remainder. Kmart will continue to operate the stores that are to be sold until March or April 2005. Sears has agreed to consider offering employment to any Kmart employee who desires to be employed by Sears at the converted stores.

Julian C. Day, President and Chief Executive Officer of Kmart, said, "Today we announced the second of two transactions involving the sale of stores. The transactions with Sears and Home Depot (which was announced on June 4, 2004) represent a total purchase price of almost $1 billion for less than 80 of our stores, or approximately 5% of our current store base. Both transactions represent opportunities to realize value, which can be utilized to improve the remaining store base and to strengthen the Company. We are not currently in discussions regarding any additional significant store sales, although we will continue to evaluate opportunities as they arise."

Day stated further, "We are committed to achieving value for our shareholders by operating our stores and recognizing the value of our assets. After both transactions are closed, Kmart will remain one of the largest retailers in America, with over 1,420 stores and approximately $20 billion in revenues.

We will be able to direct all our attention on building upon and accelerating the considerable operating improvements that we have already achieved, including the Fall Apparel launch in July and our partnership with The WB Network. We have a strong management team in place and are committed to making Kmart a better company every day."

Kmart also announced that its Board of Directors has increased its existing share repurchase authorization to $100 million. Purchases made under this program will depend on the prevailing stock price, market conditions, alternative investment opportunities and other factors.


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ABOUT KMART HOLDING CORPORATION
Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Kathy Ireland, Martha Stewart Everyday, Route 66 and Sesame Street. For more information visit the Company's website at www.kmart.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements or reports made by or on behalf of Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; Kmart's ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business; marketplace demand for the products of Kmart's key brand partners, as well as the engagement of appropriate new brand partners; changes in consumer spending and Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies; Kmart's ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; the resolution of allowed claims for which Kmart is obligated to pay cash under the Plan of Reorganization; Kmart's ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart's ability to attract and retain customers; Kmart's ability to maintain normal terms with vendors and service providers; Kmart's ability to maintain contracts, including leases, that are critical to its operations; Kmart's ability to develop a market niche; regulatory and legal developments; general economic conditions; weather conditions, including those which affect buying patterns of Kmart's customers; other factors affecting business beyond Kmart's control; Kmart's ability to attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.


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